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                                                                     Exhibit 4.1

                                  $130,000,000

                               CONMED CORPORATION

                      9% Senior Subordinated Notes due 2008

                          REGISTRATION RIGHTS AGREEMENT



                                                                 March 5, 1998


SALOMON BROTHERS INC
CHASE SECURITIES INC.

C/O SALOMON BROTHERS INC
7 World Trade Center
New York, New York  10048

Dear Sirs:

         CONMED Corporation, a New York corporation (the "Company"), is, on the date hereof, issuing and selling to Salomon Brothers Inc and Chase Securities Inc. (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated February 26, 1998 (the "Purchase Agreement"), an aggregate of $130,000,000 principal amount of its 9% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are being issued pursuant to an indenture (the "Indenture") dated as of March 5, 1998, between the Company, the Guarantors identified therein and First Union National Bank, as trustee (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with the Initial Purchasers, for the benefit of the Holders of the Notes (including, without limitation, the Initial Purchasers), as follows:

         Section 1. Definitions.

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act: The Securities Act of 1933, as amended.

         Broker-Dealer: Any broker or dealer registered under the Exchange Act.

         Broker-Dealer Transfer Restricted Securities: New Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Notes that such Broker-Dealer acquired
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for its own account as a result of market-making activities or other permitted trading activities (other than Notes acquired directly from the Company or any of its affiliates).

         Closing Date: March 5, 1998.

         Commission: The Securities and Exchange Commission.

         Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

         Damages Payment Date: With respect to the applicable Transfer Restricted Securities, each Interest Payment Date.

         Definitive Note: Any Notes other than a Global Note.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Offer: The registration by the Company under the Act of the New Notes pursuant to the Exchange Offer Registration Statement under which the Company shall offer the Holders of all outstanding Notes the opportunity to exchange all such outstanding Notes for New Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes tendered in such exchange offer by such Holders.

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Global Note: As defined in the Indenture.

         Guarantors: As defined in the Indenture.

         Holders: As defined in Section 2 hereof.

         Indemnity Holder: As defined in Section 8 hereof.

         Indenture: The Indenture, dated as of March 5, 1998, among the Company, the Guarantors and the Trustee, pursuant to which the Notes are being issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         Interest Payment Date: As defined in the Indenture and the Notes.

         New Notes: The Company's 9% Senior Subordinated Notes due 2008 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Notes covered by a Shelf Registration Statement, in exchange for such Notes.

         Non-Company Indemnitee: As defined in Section 8 hereof.


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         Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Transfer Restricted Securities on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

         Registration Default: As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of New Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Shelf Registration: As defined in Section 4 hereof.

         Shelf Registration Statement: As defined in Section 4 hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         Transfer Restricted Securities: Each Note, until the earliest to occur of (a) except with respect to any Broker-Dealer Transfer Restricted Securities, the date on which such Note is exchanged in the Exchange Offer, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein),
(d) the date on which such Note is eligible to be distributed to the public pursuant to Rule 144(k) under the Act or (e) the date on which such Note is no longer outstanding. "Transfer Restricted Securities" shall be deemed to include the guarantees of the Company's obligations under the Indenture and the Notes by the Guarantors.

         Section 2. Securities Subject To This Agreement.

         (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.


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         Section 3. Exchange Offer.

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy, the Company shall and shall cause the Guarantors to use their reasonable best efforts to (i) cause to be filed with the Commission no later than 60 days after the Closing Date the Exchange Offer Registration Statement, (ii) cause such Exchange Offer Registration Statement to become effective no later than 180 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if required, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Broker-Dealers as contemplated by Section 3(c) below.

         (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously until the Exchange Offer is consummated, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated no later than 30 business days after the Exchange Offer Registration Statement has become effective.

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer that acquires Broker-Dealer Transfer Restricted Securities may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each New Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by law.

         The form of letter of transmittal relating to the Exchange Offer shall provide for any Broker-Dealer acquiring Broker-Dealer Transfer Restricted Securities in the Exchange Offer to indicate in the appropriate space included therein by the Company that such Broker-Dealer intends to sell Broker-Dealer Transfer Restricted Securities pursuant to the Exchange Offer Registration Statement. If any Broker-Dealer indicates in the letter of transmittal relating to the Exchange Offer that it intends to sell Broker-Dealer Transfer Restricted Securities

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pursuant to such Exchange Offer Registration Statement, the Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended for a period of 90 days following Consummation of the Exchange Offer as required by the provisions of
Section 6 below (and subject to the provisions of such Section 6) to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 90 days following Consummation of the Exchange Offer.

         Section 4. Shelf Registration.

         (a) If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the New Notes because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) if any Holder of Transfer Restricted Securities holding more than $5.0 million in aggregate principal amount of Transfer Restricted Securities shall notify the Company in writing within 20 days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or one of its affiliates, then the Company shall and shall cause the Guarantors to use their reasonable best efforts to (x) cause to be filed on or prior to 60 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 60 days after the date on which the Company receives the notice specified in clause (ii) above a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration") (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and shall (y) use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable law or Commission policy, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Section 6 hereof, for a period of at least two years following the Closing Date or such shorter period ending when all of the Transfer Restricted Securities available for sale thereunder have been sold or are eligible for sale pursuant to Rule 144(k) under the Act (or any successor provision).

         (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within five business days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K

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under the Act for use in connection with any Shelf Registration Statement or
Prospectus or preliminary Prospectus included therein and any other information required under applicable law or Commission policy. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. Each Holder of Notes or New Notes as to which any registration is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the happening of any event, in either case as a result of which any Prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Notes or New Notes or omits to state any material fact regarding such Holder or the distribution of such Notes or New Notes required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to furnish to the Company promptly any additional information required to correct and update any previously furnished information or required such that such Prospectus shall not contain, with respect to such Holder or the distribution of such Notes or New Notes, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such Holder further agrees not to use any Prospectus in connection with offers or sales of Notes until the Prospectus has been amended or supplemented to correct such misstatement or omission.

         Section 5. Liquidated Damages. If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (iii) the Exchange Offer has not been Consummated within 30 business days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within three business days after such Registration Statement shall cease to be effective (or, in the case of any Shelf Registration Statement or Exchange Offer Registration Statement that shall cease to be usable pursuant to
Section 6(h)(ii) or (iii), after expiration of the applicable time period referred to in Section 6(h); provided that no Holder shall be entitled to Liquidated Damages during a period in which a Suspension Notice is effective unless such Holder shall have furnished the Company notice of such Holder's intention to sell Notes or New Notes pursuant to the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable) (each such event referred to in clauses (i) through (iv), a "Registration Default"), then, subject to the foregoing proviso, the Company hereby agrees to pay liquidated damages to each Holder of Transfer Restricted Securities affected thereby with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities affected thereby with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.20 per week per $1,000 principal amount of Transfer Restricted Securities affected thereby. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the

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Exchange Offer Registration Statement (and/or, if applicable, the Shelf
Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued liquidated damages shall be paid to the Holders entitled thereto in the same manner that payments of interest on the Notes are made pursuant to the Indenture, unless not permitted under the rules of any depositary for Notes issued in book-entry form, in which case payments shall be made in such manner as the Company and the Trustee shall reasonably deem appropriate. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

         Section 6. Registration Procedures. In connection with any Shelf Registration contemplated by Section 4 hereof and, to the extent applicable, the Exchange Offer contemplated by Section 3 hereof, the following provisions shall apply:

         (a) The Company shall furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the registration statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall give the Initial Purchasers a reasonable opportunity to review and comment on any such documents.

         (b) The Company shall advise the Initial Purchasers and, in connection with a Shelf Registration, the applicable Holders of Transfer Restricted Securities known to the Company and, in connection with an Exchange Offer Registration Statement, any Broker-Dealers known to the Company holding Broker-Dealer Transfer Restricted Securities following Consummation of the Exchange Offer:

                           (i) when the registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes and New Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires the Company to make changes in the registration statement or the prospectus in order to make the statements


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         therein not misleading (which advice may be accompanied by a Suspension
         Notice (as defined in Section 6(h)).

         (c) The Company shall use all reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest practicable time.

         (d) The Company shall furnish to each Holder of Notes included within the coverage of the Shelf Registration, without charge, at least one copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference); provided, that the requirements of this paragraph shall not apply to the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K or any other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (the "Exchange Act Documents"), unless requested by a Holder in writing.

         (e) The Company shall deliver to each Holder of Notes included within the coverage of the Shelf Registration, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the registration statement with respect to the Shelf Registration and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of such selling Holders of Notes in connection with the offering and sale of the Notes covered by the prospectus, or any amendment or supplement thereto, included in such registration statement

         (f) Prior to any public offering of Notes pursuant to the Shelf Registration, the Company shall register or qualify or cooperate with the holders of securities included therein and their respective counsel in connection with the registration or qualification of such Notes for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as any Holder of Notes reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by the Shelf Registration; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Shelf Registration, in any jurisdiction where it is not now subject or (iii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Holders of the Notes to facilitate the timely preparation and delivery of certificates representing Notes to be sold in the Shelf Registration free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of Notes pursuant to the Shelf Registration.

         (h) In the case of a Shelf Registration and any Exchange Offer Registration Statement being used by Broker-Dealers in connection with sales of Broker-Dealer Transfer Restricted Securities, each Holder agrees that, upon receipt of any (i) written notice from the Company of the happening of any event of the kind described in Section 6(b)(iii) or 6(b)(iv) hereof, (ii) written notice from the Company that it is in possession of material information that


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has not been disclosed to the public and the Company reasonably deems it to be advisable not to disclose such information in a registration statement or (iii) written notice from the Company that it is in the process of a registered offering of securities and the Company reasonably deems it to be advisable to temporarily discontinue disposition of Notes or New Notes pursuant to such Registration Statement (in each case, such notice being hereinafter referred to as a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to such Registration Statement and shall not be entitled to the benefits provided under Section 8 hereof with respect to any sales made by it in contravention of this paragraph, until such Holder's receipt of copies of a supplemented or amended Prospectus or a notice that any order suspending the effectiveness of such Registration Statement has been withdrawn, or, in the case of (ii) or (iii) above, until further written notice from the Company that disposition of Notes or New Notes may resume, provided that such further notice will be given within 30 days of the Suspension Notice and that the aggregate number of days in any 12-month period during which such Registration Statement is not usable pursuant to (ii) and (iii) above shall not exceed 75 days, and provided further that in the case of (ii) and (iii) above that any Suspension Notice must be based upon a good faith determination of the Board of Directors of the Company that such Notice is necessary; and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Notes or New Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Notes or New Notes pursuant to any Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or received notice that any order suspending dispositions of the Notes or New Notes has been withdrawn. The Company, in connection with the delivery of a Suspension Notice to a Holder of Notes or New Notes, shall advise such Holder in writing of such Holder's obligation to deliver a notice regarding such Holder's intent to sell Notes or New Notes pursuant to the applicable Registration Statement in order to be entitled to Liquidated Damages.

         (i) Not later than the effective date of the applicable registration statement, the Company will provide a CUSIP number for the New Notes and provide the applicable trustee with printed certificates for the Notes or New Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

         (j) The Company will use its reasonable best efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration, which statement shall cover such 12-month period.

         (k) The Company shall cause the Indenture (or an indenture substantially identical to the Indenture, if necessary, in the case of an Exchange Offer) to be qualified under the Trust Indenture Act of 1939, as amended.


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         (l) The Company may require each Holder of Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes as the Company may from time to time reasonably require for inclusion in the registration statement. The Company may also require each Holder of Notes participating in the Exchange
Offer to represent to the Company that at the time of the consummation of the Exchange Offer (i) such Holder is not an affiliate of the Company, (ii) any New Notes received by such Holder were acquired in the ordinary course of its business and (iii) such Holder has no arrangement or understanding with any person to participate in the distribution of the Notes or the New Notes within the meaning of the Act.

         (m) In the case of any Shelf Registration Statement, the Company shall
(i) make reasonably available for inspection, at reasonable times and a reasonable manner, by the Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and material properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney or accountant in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that such underwriters, attorneys or accountants shall be reasonably acceptable to the Company and shall agree to enter into a written confidentiality agreement reasonably acceptable to the Company regarding any records, information or documents that are designated by the Company as confidential unless such records, information or documents are available to the public or disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose; (iii) in connection with any underwritten offering, make such representations and warranties to the Holders and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement to the extent applicable; (iv) in connection with any underwritten offering, obtain opinions of counsel to the Company and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to Holders and their counsel and the underwriters, addressed to the selling Holders and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings and such other matters as may be reasonably requested by such Holders and their counsel and the underwriters; (v) in connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Holders and their counsel and the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) in connection with any underwritten offering, deliver such documents and certificates as may be reasonably requested by the Holders and their counsel and the underwriters, including to evidence compliance with any customary conditions contained in any underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii),
(iv), (v) and (vi) of this Section 6(m) shall be performed at each closing under any underwriting or similar agreement, and at any other time provided for by any such agreement, as and to the extent required thereunder and shall be no more burdensome to the Company than those


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required in the Purchase Agreement.

         Section 7. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 3 through 6 hereof and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Notes for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Notes to act as counsel for the Holders of the Notes in connection therewith.

         Section 8. Indemnification.

         (a) The Company agrees to indemnify and hold harmless (i) the Initial Purchasers, (ii) each Holder of Notes and/or New Notes who is required to deliver a prospectus in connection with any sale of Notes (including Broker-Dealers receiving New Notes in the Exchange Offer)(each an "Indemnity Holder"), (iii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchasers or any Indemnity Holder (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person") and (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any Indemnity Holder or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as a "Non-Company Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (or any amendments or supplements thereto) prepared in accordance with this Agreement, including any document incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, with respect to any Non-Company Indemnitee, insofar as such losses, claims, damages, liabilities or judgments (1) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Non-Company Indemnitee expressly for use therein or (2) with respect to any preliminary prospectus, result from the fact that such Non-Company Indemnitee sold Notes or New Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, as amended or supplemented, if required under the Act and if the Company shall have previously furnished copies thereof to such Non-Company Indemnitee in accordance with this Agreement and the final prospectus, as amended or supplemented, would have corrected such untrue statement or omission.

         (b) In case any action shall be brought against any Non-Company Indemnitee based upon any registration statement or prospectus, or any amendment or supplement thereto, and with respect to which indemnity may be sought against the Company, such Non-Company Indemnitee shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Non-Company Indemnitee and payment of all fees and expenses. Such Non-Company Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of counsel shall be paid by such Non-Company Indemnitee, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Non-Company Indemnitee and the Company and such Non-Company Indemnitee shall have been advised by counsel that it would be inappropriate for the same counsel to represent such Non-Company Indemnitee and the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Non-Company Indemnitee, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Non-Company Indemnitees, which firm shall be designated in writing by the Non-Company Indemnitees). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Non-Company Indemnitee from and against any amounts payable pursuant to such written consent in connection with such settlement. The Company shall not, without the prior written consent of such Non-Company Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Non-Company Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Non-Company Indemnitee, unless such settlement includes an unconditional release of such Non-Company Indemnitee from all liability on claims that are the subject matter of such proceeding.

         (c) Each Indemnity Holder severally agrees to indemnify and hold harmless (i) the Company, (ii) the Initial Purchasers, (iii) each other Indemnity Holder, (iv) any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, the Initial Purchasers and each other Indemnity Holder and (v) the respective officers, directors, partners, employees, representatives and agents of each of the parties referred to in clauses (i), (ii), (iii) and (iv), to the same extent as the foregoing indemnity from the Company to each of the Non-Company Indemnitees, but only with respect to information relating to such Indemnity Holder that was furnished in writing by such Indemnity Holder expressly for use in any registration statement (or any amendment or supplement thereto) prepared in accordance with this Agreement. In no event shall the liability of any Indemnity Holder hereunder be greater in amount by which the dollar amount of the proceeds received by such Indemnity Holder upon the sales of the Notes or the New Notes giving rise to such indemnification obligation exceeds the amount of any damages which such Indemnity Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate losses, claims, damages, liabilities or judgments to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Initial Purchasers and each Indemnity Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim prior to the indemnifying party's assumption of the defense thereof or subsequent thereto to the extent permitted by the second sentence of Section 8(b) hereof. Notwithstanding the provisions of this Section 8, none of the Indemnity Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Indemnity Holder with respect to the sale of Notes or New Notes exceeds the amount of any damages which such Indemnity Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of Indemnity Holders to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Notes and/or New Notes held by each of the Indemnity Holders hereunder and not joint.

         (e) Any losses, claims, damages, liabilities, judgments and expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party as such losses, claims, damages, liabilities, judgments or expenses are incurred.

         Section 9. Miscellaneous.

         (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of a majority in aggregate principal amount of the Notes or New Notes, as applicable.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, facsimile or air courier which guarantees overnight delivery:

                           (i) If to a Holder of Notes or New Notes, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder to which confirmation of the sale of Notes or New Notes to such Holder was first sent, with a copy in like manner to the Initial Purchasers c/o Salomon Smith Barney at 388 Greenwich Street, New York, New York 10013,
         Attention: David F. Gately, Investment Banking Division.

                           (ii)

         If to the Company, at the following address:

                            CONMED Corporation
                            310 Broad Street
                            Utica, New York  13501
                            Attention:  General Counsel

         with a copy to Sullivan & Cromwell, at the following address:

                            Sullivan & Cromwell
                            125 Broad Street
                            New York, New York 10004
                            Attention: Robert W. Downes, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by recipient's facsimile operator, if facsimiled; and on the day following the day sent, if sent by overnight air courier guaranteeing next day delivery.

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of the Notes and the New Notes.

         (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.

         (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (h)

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.


                                        Very truly yours,

                                        CONMED CORPORATION


                                        By: /S/ ROBERT D. SHALLISH, JR.
                                            --------------------------------
                                            Name:  Robert D. Shallish, Jr.
                                            Title: Vice President - Finance


SALOMON BROTHERS INC


By: /S/ DAVID F. GATELY
   --------------------------
   Name:  David F. Gately
   Title: Managing Director


CHASE SECURITIES INC.


By: /S/ JAMES P. CASEY
   --------------------------
   Name:  James P. Casey
   Title: Managing Director